CG FUNDS TRUST

AMENDED AND RESTATED BYLAWS

February 20, 2015

These Amended and Restated Bylaws of CG Funds Trust, a Delaware statutory trust (the “Trust”), are subject to the Declaration of Trust, dated December 5, 2013, as from time to time amended, supplemented or restated (the “Trust Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Trust Agreement.

ARTICLE I

PRINCIPAL OFFICE

Section 1.1   Principal Office. The principal office of the Trust shall be located at1355 Greenwood Cliff, Suite 250, Charlotte, North Carolina, or such other location as the Trustees may, from time to time, determine.  The Trust may establish and maintain such other offices and places of business as the Trustees may, from time to time, determine.

ARTICLE II

OFFICERS AND THEIR ELECTION

Section 2.1   Officers.  The officers of the Trust shall be a President, one or more Executive Vice Presidents, a Treasurer, a Secretary.  In addition, the Trustees shall elect or appoint a Chief Compliance Officer for the Trust.  The Trustees may also elect one or more assistant secretaries and assistant treasurers.  No officer need be a Trustee.  The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.  It shall not be necessary for any Trustee or other officer to be a Shareholder of the Trust.  Each officer must be eligible to serve as an officer of a registered investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

Section 2.2   Election of Officers.  The President, Executive Vice Presidents, Treasurer, Secretary and Chief Compliance Officer and any assistant secretaries and assistant treasurers shall be chosen by the Trustees.  Two or more offices may be held by a single person, except the offices of President and Secretary.  Subject to the provisions of Section 3.14, the President, Treasurer and Secretary shall each hold office until their successors are elected or appointed by a majority of the Trustees and all other officers shall hold office at the pleasure of the Trustees.

Section 2.3   Resignations.  Any officer of the Trust may resign, Section 2.2 notwithstanding, by filing a written resignation with the President, the Trustees or the Secretary, which resignation shall take effect upon being so filed or at such time as may be therein specified.

ARTICLE III

POWERS AND DUTIES OF OFFICERS AND TRUSTEES

Section 3.1   Management of the Trust; General.  The business and affairs of the Trust shall be managed by, or under the direction of, the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the State of Delaware, the Trust Agreement or with these Bylaws.

Section 3.2   Executive and Other Committees.  The Trustees may elect from their own number an executive committee, which shall have any or all the powers of the Trustees while the Trustees are not in session.  The Trustees may also elect from their own number other committees from time to time.  The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees.  All members of such committees shall hold such offices at the pleasure of the Trustees.  The Trustees may abolish any such committee at any time.  Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees.  The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

Section 3.3   Compensation.  Each Trustee and each committee member may receive such compensation for his or her services and reimbursement for his or her expenses as may be fixed from time to time by resolution of the Trustees.

Section 3.4   Chairman of the Trustees.  The Trustees may appoint from among their number a Chairman, who shall serve as such at the pleasure of the Trustees.  When present, the Chairman shall preside at all meetings of the Shareholders and the Trustees, and the Chairman may, subject to the approval of the Trustees, appoint another Trustee to preside at such meetings in his or her absence.  The Chairman shall perform such other duties as the Trustees may from time to time designate.  If the Trustees do not appoint a Chairman, the President shall perform the duties of the Chairman.

Section 3.5   President.  The President shall be the chief executive officer of the Trust and, subject to the direction of the Trustees, shall have general administration of the business and policies of the Trust.  Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof.  The President shall also have the power to employ attorneys, accountants and other advisers and agents and counsel for the Trust.  The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

Section 3.6   Treasurer.  The Treasurer shall be the principal financial and accounting officer of the Trust.  The Treasurer shall deliver all funds and securities of the Trust which may come into his or her hands to such company as the Trustees shall employ as Custodian in accordance with the Trust Agreement and applicable provisions of law.  The Treasurer shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and the Treasurer shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require.  The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

Section 3.7  Secretary.  The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings.  The Secretary shall have the custody of the seal of the Trust, if any.  The Secretary shall perform such additional duties as the Trustees may from time to time designate.

Section 3.8   Executive Vice President.  Any Executive Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate.  At the request or in the absence or disability of the President, the Executive Vice President (or, if there are two or more Executive Vice Presidents, then the most senior of the Executive Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 3.9   Assistant Treasurer.  Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the Assistant Treasurer (or, if there are two or more Assistant Treasurers, then the most senior of the Assistant Treasurers present and able to act), may perform all the duties of the Treasurer.

Section 3.10   Assistant Secretary.  Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the Assistant Secretary (or, if there are two or more Assistant Secretaries, then the most senior of the Assistant Secretaries present and able to act), may perform all the duties of the Secretary.

Section 3.11   Chief Compliance Officer.  The Chief Compliance Officer shall be responsible for administering the Trust’s policies and procedures adopted pursuant to Rule 38a-1(a)(1) under the 1940 Act.

Section 3.12   Subordinate Officers.  The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine.  The Trustees from time to time may delegate to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

Section 3.13   Surety Bonds.  The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act, and the rules and regulations of the Securities and Exchange Commission (“Commission”)) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust’s property, funds or securities that may come into his or her hands.

Section 3.14   Removal.  Any officer may be removed from office whenever in the judgment of the Trustees the best interest of the Trust will be served thereby, by the vote of a majority of the Trustees given at any regular meeting or any special meeting of the Trustees.  In addition, any officer or agent appointed in accordance with the provisions of Section 3.11 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

Section 3.15   Remuneration.  The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees.

ARTICLE IV

SHAREHOLDERS’ MEETINGS

Section 4.1   Special Meetings.  Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the Trust Agreement, may be called by the Chairman, the President or by a majority of the Trustees; provided, however, that the Trustees shall promptly call a meeting of the Shareholders solely for the purpose of removing one or more Trustees, when requested in writing to do so by the record holders of not less than ten percent of the outstanding Shares of the Trust.  Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record, subject to any rights provided to the Trust or any Trustees provided by said Section 16(c).  Shareholders shall be entitled to at least fifteen (15) days’ notice of any meeting.

Section 4.2   Notices.  Except as above provided, notices of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least 15 days before the meeting, to such address as may be registered with the Trust by the Shareholder.  Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy.  Notice of adjournment of a shareholder’s meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

If notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is  returned to the Trust and marked undeliverable by the delivery service indicating that the service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been dully given without further mailing if these shall be available to the Shareholder on written demand of the Shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

Section 4.3   Voting; Proxies.  Subject to the provisions of the Trust Agreement, Shareholders entitled to vote may vote either in person or by proxy, provided that either (i) a written instrument authorizing such proxy to act has been signed and dated by the Shareholder or by his or her duly authorized attorney, or (ii) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, but if a proposal by anyone other than the Trustees is submitted to a vote of the Shareholders of the Trust or of any Series, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the Trustees, Shares may be voted only in person or by written proxy.  A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Trust stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing that proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.  Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted.  A proxy with respect to Shares held in the name of two or more persons shall be valid if executed or authorized by one of them, unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them.  Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting.  A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden or proving invalidity shall rest on the challenger.  At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.  Except as otherwise provided herein or in the Trust Agreement, as these Bylaws or such Trust Agreement may be amended or supplemented from time to time, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

Section 4.4   Place Of Meeting.  All special meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

Section 4.5   Adjourned Meeting; Notice.  Any Shareholder’s meeting, whether a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy.

When any meeting of Shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting in which case the Trustees, shall set a new record date.  Notice of any such adjourned meeting with a new record date shall be given to each shareholder of records entitled to vote at the adjourned meeting in accordance with the provisions of Section 4.2 and 4.3 of this Article IV.  At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

Section 4.6   Action Without a Meeting.  Unless otherwise provided in the Trust Agreement or applicable law, any action required to be taken at any meeting of the Shareholders, or any action which may be taken at any meeting of the Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted.  Prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

Section 4.7   Quorum and Required Vote.  A majority of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a meeting of Shareholders, except that where any provision of law or of the Trust Agreement permits or requires that Shareholders of any Series shall vote as a Series (or the Shareholders of a Class shall vote as a Class), then thirty percent (30%) of the aggregate number of Shares of that Series (or that Class) entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series (or that Class).  Any lesser number shall be sufficient for adjournment.  Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting, without the necessity of further notice.  Except when a larger vote is required by law or by the Trust Agreement, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of the Trust Agreement permits or requires that holders of any Series shall vote as a Series (or that the holders of any Class shall vote as a Class), then a majority of the Shares present in person or by proxy of that Series (or Class) voted on the matter in person or by proxy shall decide that matter insofar as that Series (or Class) is concerned.

ARTICLE V

TRUSTEES’ MEETINGS

Section 5.1   Special Meetings.  Special meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or any two other Trustees.

Section 5.2   Regular Meetings.  Regular meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee.

Section 5.3   Quorum.  A majority of the Trustees shall constitute a quorum for the transaction of business and an action of a majority of the quorum shall constitute action of the Trustees.

Section 5.4   Notice.  Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the party calling the meeting to each Trustee by telephone, telefax or telegram sent to his or her home or business address at least 24 hours in advance of the meeting or by written notice mailed, postage prepaid, addressed to the Trustee at his or her address as registered on the books of the Trust or, if not so registered, at his or her last known address at least 72 hours in advance of the meeting, unless such Trustee has waived the notice requirement by written instrument executed before, at or after such meeting or if such Trustee attends the meeting.

Section 5.5   Action Without A Meeting; Telephonic Meeting.  Actions may be taken by the Trustees without a meeting or by a telephone meeting, as provided in Article 5, Section 5.12.3, of the Trust Agreement.

Section 5.6   Compensation of Trustees.  As provided by Article 5, Section 5.10.5 of the Trust Agreement, each Trustee may receive such compensation from the Trust for his or her services and reimbursement for his or her expenses as may be fixed from time to time by the Trustees.

Section 5.7   Place Of Meeting.  All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place as the Trustees may designate.  Any meeting may adjourn to any place.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

Section 6.1   Beneficial Interest.  The beneficial interest in the Trust shall at all times be divided into such transferable Shares of one or more separate and distinct Series, or Classes thereof, as the Trustees shall from time to time create and establish.  The number of Shares is unlimited, and each Share of each Series or class thereof shall be without par value and shall represent an equal proportionate interest with each other Share in the Series, none having priority or preference over another, except to the extent that such priorities or preferences are established with respect to one or more Classes of Shares consistent with applicable law and any rule or order of the Commission.

Section 6.2   Transfer of Shares.  The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

Section 6.3   Equitable Interest Not Recognized.  The Trust shall be entitled to treat the holder of record of any Share or Shares of beneficial interest as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim or interest in such Share or Shares on the part of any other person except as may be otherwise expressly provided by law.

Section 6.4   Share Certificate.  No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize.  The Trustees may issue certificates to a Shareholder of any Series or Class for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally.  In the event that the Trustees authorize the issuance of Share certificates, such certificate shall be in the form proscribed from time to time by the Trustees and shall be signed by the President or a Executive Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust.  In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

In lieu of issuing certificates for Shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

Section 6.5   Loss of Certificate.  In the case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

Section 6.6   Discontinuance of Issuance Of Certificates.  The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation.  Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

Section 6.7   Establishment of Record Dates.  The Trustees may close the Share transfer books of the Trust for a period not exceeding 150 days preceding the date of any meeting of Shareholders, or the date for the payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding 150 days preceding the date of any meeting of Shareholders, or the date for payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting or to receive payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

ARTICLE VII

OWNERSHIP OF ASSETS OF THE TRUST

Section 7.1   Ownership.  The Trustees, acting for and on behalf of the Trust, shall be deemed to hold legal and beneficial ownership of any income earned on securities held by the Trust issued by any business entity formed, organized or existing under the laws of any jurisdiction other than a state, commonwealth, possession or colony of the United States or the laws of the United States.

ARTICLE VIII

INSPECTION OF BOOKS

Section 8.1   Inspection.  The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

ARTICLE IX

INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES

Section 9.1   Insurance.  As provided in Article 5, Section 5.11.12, of the Trust Agreement, the Trust may purchase and pay for entirely out of Trust property such insurance as the Trustees may deem necessary or appropriate for the conduct of the Trust’s business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisors, managers, administrators, distributors, principal underwriters, or independent contractors (or any person connection with the foregoing), of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability.

The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he or she would otherwise be subject due to the Trustee’s willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

ARTICLE X

FISCAL YEAR

Section 10.1   Fiscal Year.  The fiscal year of the Trust shall end on such date as the Trustees shall from time to time determine.

ARTICLE XI

AMENDMENTS

Section 11.1   Amendments.  All Bylaws of the Trust shall be subject to amendment, alteration or repeal, and new Bylaws may be made by the affirmative vote of a majority of either: (1) the outstanding Shares of the Trust entitled to vote at any meeting; or (2) the Trustees at any meeting.  In no event will Bylaws be adopted that are in conflict with the Trust Agreement, the DSTA, the 1940 Act, or applicable laws.

ARTICLE XII

REPORTS TO SHAREHOLDERS

Section 12.1   Reports.  The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the Trust, including financial statements which shall be certified at least annually by independent public accountants.

ARTICLE XIII

HEADINGS

Section 13.1   Headings.  Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.

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Adopted December 5, 2013

As Amended February 20, 2015